EXHIBIT 11

                    COMPUTATION OF PER SHARE EARNINGS

The Computation of Per Share Earnings is incorporated herein by reference to Note 2 to the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 1999 included with this Annual Report on Form 10-K.